

INX

Financial Results for 3rd Quarter Ended September 30, 2009

Jim Long, Chairman & CEO

Mark Hilz, President & COO

Brian Fontana, Vice President & CFO

November 10, 2009

INX

GAAP Reconciliation

During this presentation references to financial measures of INX will include references to non-GAAP financial measures. INX provides a reconciliation between GAAP and non-GAAP financial information within this presentation and on its website at www.INXI.com under the "Investors" tab, which may be accessed directly at www.INXI.com/non-gaap-recon.

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as "anticipate," "believe," "expect," "hope," "outlook," "should," "target," "will" or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our most recently filed Form 10-K and Form 10-Q, which we urge you to read.

All financial results shown are for continuing operations unless otherwise noted

3Q-2009 Ended September 30, 2009 Highlights

INX

- Q3 was in line with our expectations in virtually all respects except one: we did not anticipate substantial product availability issues and extended lead times on Cisco products
- Contract/order bookings increased 23% sequentially compared to Q2, exceeding our expectations and showing that customer demand is rebounding
- Product revenue was below our range of guidance of $58 to $62 million due to product availability issues; if we cannot obtain product to deliver to customers we cannot recognize revenue; product contract bookings exceeded reported revenues by over $10 million
- Service revenue was towards the high end of our guidance in spite of not being able to perform certain project professional services related to product implementation due to product availability issues
- Lower than expected revenue, together with approximately $600,000 in unusual expenses, were the major factors contributing to lower than expected operating income and EPS
- Generated positive cash earnings during the quarter and balance sheet remains strong
- We are disappointed that we have not closed more acquisition opportunities recently but we continue to aggressively work on numerous acquisition prospects and we remain optimistic about closing transactions in the near future
- Strong contract bookings performance during Q3, ramping towards the end of the quarter, and continued strength in October, and higher than normal backlog due to long lead times on product availability are positive forward indicators for Q4



Third Quarter Financial Results

Brian Fontana

Vice President & CFO

Third Quarter Ended 9/30/2009 Operating Results

INX

($ in thousands except EPS)	3Q-2009		Growth	3Q-2008	
Revenue:					
Products	$ 46,813	80.9%	-21.4%	$ 59,576	82.8%
Services	11,046	19.1%	-10.7%	12,366	17.2%
Total revenue	57,859	100.0%	-19.6%	71,942	100.0%
Gross profit:					
Products	10,193	21.8%		10,067	16.9%
Services	2,774	25.1%		3,259	26.4%
Total gross profit	12,967	22.4%		13,326	18.5%
SG&A expenses	13,284	23.0%		12,595	17.5%
Operating income	(317)	-0.5%		731	1.0%
Interest (expense) and other income	83	0.0%		106	-0.2%
Pre-tax net income from continuing ops	(234)	-0.4%		837	1.2%
Income tax (benefit) expense	93	0.2%		466	0.6%
Net income from continuing operations	(327)	-0.6%		371	0.5%
Discontinued operations	(48)	-0.1%		9	0.0%
Net income	(375)	-0.6%		380	0.5%
Diluted EPS	$ (0.04)			$ 0.04	
Shares used to compute diluted EPS	8,927,549			9,338,353	
Non-GAAP net income	$ 190			$ 1,241	
Non-GAAP diluted EPS	$ 0.02			$ 0.13	

Nine Months Ended 9/30/2009 Operating Results

INX

($ in thousands except EPS)	9 Months 2009		Growth	9 Months 2008	
Revenue:					
Products	$ 137,834	79.4%	-14.7%	$ 161,497	82.6%
Services	35,706	20.6%	4.8%	34,079	17.4%
Total revenue	173,540	100.0%	-11.3%	195,576	100.0%
Gross profit:					
Products	28,215	20.5%		29,040	18.0%
Services	9,780	27.4%		10,185	29.9%
Total gross profit	37,995	21.9%		39,225	20.1%
SG&A expenses	38,337	22.1%		34,850	17.8%
Operating income	(342)	-0.2%		4,375	2.2%
Interest (expense) and other income	100	0.0%		(65)	-0.2%
Pre-tax net income from continuing ops	(242)	-0.1%		4,310	2.2%
Income tax (benefit) expense	212	0.1%		1,829	0.9%
Net income from continuing operations	(454)	-0.3%		2,481	1.3%
Discontinued operations	(104)	-0.1%		23	0.0%
Net income	(558)	-0.3%		2,504	1.3%
Diluted EPS	$ (0.06)			$ 0.31	
Shares used to compute diluted EPS	8,818,793			8,579,268	
Non-GAAP net income	$ 1,226			$ 5,272	
Non-GAAP diluted EPS	$ 0.14			$ 0.61	

Balance Sheet Data

INX

	9/30/2009 (unaudited)	6/30/2009 (unaudited)	12/31/2008 (as restated)
ASSETS:			
Cash and cash equivalents	$ 12,116	$ 13,181	$ 10,937
Accounts receivable, net	45,807	50,791	52,866
Inventory	1,681	1,172	2,406
Other current and non-current assets	1,461	1,658	1,275
PP&E, net	4,576	4,569	5,207
Goodwill and other intangible assets, net	15,508	14,605	14,603
Total assets	$ 81,149	$ 85,976	$ 87,294
LIABILITIES & STOCKHOLDERS' EQUITY:			
Accounts payable - floor plan	$ 31,294	$ 35,936	$ 40,002
Accounts payable	5,721	6,097	5,170
Debt	-	30	91
Capital lease obligations	465	479	240
Accrued expenses	6,910	7,773	6,899
Other current and long-term liabilities	1,650	1,032	1,322
Total liabilities	46,040	51,347	53,724
Stockholders' equity	35,109	34,629	33,570
Total liabilities and stockholders' equity	$ 81,149	$ 85,976	$ 87,294

(dollars in thousands)

Third Quarter Sequential SG&A Variance

INX

- INX's normal operating model anticipates that operating expenses will increase by approximately 30% of the amount of increase in gross profit due to variable expenses that vary directly or closely with gross profit
- For 3Q-2009 operating expenses increased substantially more than this amount, which was primarily due to expenses related to the operations of the recently acquired North Carolina operations and several unusual expense items
- North Carolina acquisition:

Incremental SG&A expense related to new operations in North Carolina from acquisition	$	250

- Unusual expenses:

SEC review/accounting restatement	$	210
Legal expense/litigation settlement		125
Severance expense		100
Bad debt expense		200
Total	$	635

(dollars in thousands)

Cash Generated From Income Statement

Adding back non-cash expense items to net income, net cash generated in 3Q-2009 from the income statement for continuing operations was approximately $1.2 million

Net income	$ (375)
Non-cash items in operating results:	
Depreciation & amortization	835
Equity compensation	471
Loss from discontinued operations	48
Non-cash income tax expense	46
Bad debt expense	235
Net cash provided from income statement items	$ 1,260

(dollars in thousands)

Accounts Receivable Quality

% of Total A/R Aged Over 60 Days At Month End Through Oct 2009



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20.0%
15.0%
10.0%
5.0%
0.0%
Sep 08
Nov 08
Jan 09
Mar 09
May
July
Sept

Primary Industry Sector A/R

Industry Sector	AR Balance	% of Total AR	% > 60 days	% > 90 days
Government	$ 10.4	22.7%	8.0%	1.0%
Healthcare	5.4	11.8%	3.0%	1.0%
Education	4.8	10.5%	9.0%	2.0%
Energy	1.1	2.4%	3.0%	0.0%
Other categories	24.1	52.6%		
Total	$ 45.8	100.0%		

($ in millions)



INX

Update On Industry Trends & INX Operations

Mark Hilz

President & COO

INX Is Capitalizing On 2 Major Long-Term Technology Transition Themes

INX

IP Network Becoming The Platform For All Enterprise Communications

IP telephony phone systems

Telepresence video communications

Network upgrades for QoS, PoE & bandwidth

Wireless access

Network security

UC voice applications

Creating:

High level of ROI

Conflict between OEMs

Conflict between Cisco & certain large SP/SI partners

Customer desire for focused, expert SP/SI

Changing support model

INX opportunity

Cloud Computing & Data Center Virtualization

Rebuilding of data centers with fewer, but larger, more powerful servers

Virtualization of servers

FCoE data center networking

Upgrades of data center networked storage

Virtualized server security

Growth Opportunity

INX is focused in three interrelated and synergistic areas of technology used by enterprise organizations

	Approx. Worldwide Market ($ billions)	Approx. INX 2008 Billings ($ millions)	Approx. INX 2008 % Of Market
Network Infrastructure:			
Routing and switching........	$ 55	$ 171	0.31%
Wireless networking..........	3	13	0.43%
Network security..............	8	17	0.21%
Totals.........................	$ 66	$ 201	**0.30%**
Unified Communications:			
IP voice systems..............	$ 9	$ 43	0.48%
Video (Telepresence).........	<1	<1	0.00%
Totals.........................	$ 10	$ 44	**0.44%**
Data Center:			
Network storage...............	$ 45	$ 16	0.04%
Virtualization software........	2	3	0.15%
Servers (total market)........	50	2	0.00%
Totals.........................	$ 97	$ 21	**0.02%**
Total market	$ 173	$ 266	0.15%



Unified Communications
IP PBX telephony
Voice applications
Video comm.
Networking
Routing & Switching
Wireless networking
Network security
Virtualized Data Center
Virtualized servers
Networked storage
FCoE connectivity

The total market is large relative to INX's participation in the market

Plenty of room to grow if we can gain market share, particularly with addition of more geographic coverage

INX Third Quarter Recap

- Strong sales performance during the quarter resulted in 23% greater product bookings than in Q2. Product availability issues on many product sets from Cisco including switching products extended lead times for solutions delivery since these product sets are a significant part of many of our solutions
- The product availability issues during Q3 impacted both product and services revenue during Q3
- Product Margin remained strong due to our focus on advanced technology solutions
- Services margin was impacted by product availability issues since we were not able to perform the services related to those solutions; they were also impacted by a continued shift in resources towards resources with skills in Data Center Virtualization
- Product lead time issues are expected to ease during Q4
- Customers continue to spend very carefully but we expect our sectors of technology infrastructure spending tend to be of relatively high priority as compared to other technology projects for enterprises since they offer significant business benefits
- Overall our headcount remained flat as compared to the prior two quarters and remained below our Q4 2008 headcount.

INX Market Outlook

- Cisco Unified Computing System and Cisco rackable servers availability are expected to finally have normal product lead times by the end of the fourth quarter
- Data Center Virtualization opportunities now exceed Unified Communications opportunities
- We expect Unified Communications opportunities to increase in 2010 as the economy improves since many legacy PBX environments continue to age and will eventually lose support from vendors
- We have made substantial investments during the downturn in our capabilities in both our Unified Communications and Data Center Virtualization practice areas. These investments are expected to allow INX to return to organic growth in 2010.
- While we have been disappointed with the number of acquisitions we have been able to close recently, we remain optimistic that we will be able to close one or more accretive acquisition opportunities in the near future.



Outlook & Q&A

Jim Long

Chairman & CEO

Outlook – Product Contract/Order Bookings Show That Customer Demand Troughed In 1H-2009

INX

Product contract/order bookings reflect recent customer demand and the trend indicates that demand troughed in 1H-2009


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Outlook – Year-Over-Year Product Contract/Order Bookings Growth Troughed In 2Q-2009

INX

For 3Q-2009 product bookings were down only 3.9% compared to the prior year period despite difficult comparison of record bookings for prior year period



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Outlook – Seasonality Of Q3 Product Bookings Vs. Q2

From a historical seasonal trend perspective, Q3 sequential growth compared to Q2 was particularly strong this year, a sign the customer demand situation is improving



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Outlook – Most Recent Month Of October Reflects Continued Strength In Product Order/Contract Bookings

INX

Product contract bookings strength in the most recent two months is encouraging and reinforces improving softer indicators of customer demand such as improving sales “pipeline”



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(dollars in millions)

Outlook - Our Long-Term Financial Goals

INX

Long-Held Financial Goals:

- Gaining market share and growing faster than the overall industry in all of the major areas of technology in which INX is involved
- Gross margin target range on products: 15%-19%
- Gross margin target range for services: 30%-35%
- Goal of achieving GAAP operating profit margin in the range of 4%-7%, the achievement of which is dependent upon leveraging certain operating expenses against revenue growth

Progress Towards Goals:

- Consistent achievement of growing faster than overall industry, including recently
- Product gross margin has been within target range
- Services gross margin somewhat pressured by costs of entering data center space and reduced customer demand with somewhat non-variable engineering costs
- Operating profit margin was ramping towards target until one year ago when combination of reduced customer demand related to the economy and costs of entering data center space began negatively impacting profitability

Outlook – 4Q-2009 Expectations And 2010 Current Views

INX

- For 4Q-2009 we expect a continued improvement in general customer demand compared to 3Q-2009
- Continued tight availability of Cisco's Unified Computing System will continue to dampen near-term revenue growth in our data center practice
- The recent Cisco product availability issues are expected to improve only slightly in 4Q-2009, causing product backlog to run higher than historical levels
- For 4Q-2009, including an expectation of continued extended lead times, we expect:
  - Total revenue in the range of $61-$65 million compared to prior year period total revenue of $63.6 million
  - Services revenue in the range of $9-$10 million compared to prior year period service revenue of $12.0 million
- Looking ahead at 2010 we currently expect to return to Y/Y revenue growth due to:
  - Continued trend of improvement in customer sentiment towards spending
  - Expected improvement in corporate budgets as compared to 2009 budgets
  - Increased customer interest in Cisco's new Unified Computing System and improved availability of the UCS system
  - Continued and improving recognition of INX as a leading focused solutions provider / systems integrator in the areas of technology we provide
  - Easier Y/Y comparisons throughout 2010